As filed with the Securities and Exchange Commission on March 4, 2013

Registration No. 333-183615

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C. Wolters Consultants, Inc.

(Name of small business issuer in its charter)

Nevada	7380	45-4418979
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

C. Wolters Consultants, Inc.

2980 S. Rainbow Blvd. H-22

Las Vegas, NV 89146

(702) 595-6955

(Address and telephone number of principal executive offices and principal place of business)

C. Wolters Consultants, Inc.

2980 S. Rainbow Blvd. H-22

Las Vegas, NV 89146

(702) 595-6955

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X  .

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]

Common stock	3,500,000	$0.03	$105,000	$12.03

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

C. Wolters Consultants, Inc.

3,500,000 Shares of Common Stock at $0.03 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the FINRA Stock market.

We are offering a minimum offering of 1,000,000 shares of common stock and a maximum offering of 3,500,000 shares of common stock at $0.03 per share. The offering is without any involvement of underwriters. This offering will terminate 180 days from the effective date of this prospectus or an additional 90 days if extended, although we may close the offering on any date prior if the minimum offering of 1,000,000 is fully subscribed or upon the vote of the Board of Directors. In the event that 1,000,000 shares are not sold within 180 days from the effective date of this prosperous, at our sole discretion, we may extend the offering for an additional 90 days. Once the minimum offering is reached, all money received will be retrieved by us and there will be no refund. Your subscription will be deposited in a separate bank account under our name.

Carl E. Wolters, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Wolters will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to C. Wolters Consultants, Inc.
$0.03	$0.00	$0.03

Offering Minimum:	$30,000	$0.00	$30,000
Offering Maximum:	$105,000	$0.00	$105,000

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Mr. Wolters will pay the offering expense

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The date of this prospectus is February 26, 2013.

PROSPECTUS SUMMARY

The following prospectus summary should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

C. Wolters Consultants, Inc., is a start-up consulting firm focused on serving a limited set of services to early stage companies. .. We intend to be able to offer a balanced quality service to our clients. We intend to commence operations only after the development of an informational website and that the development of that website is wholly contingent upon the success of the offering.

We will offer a list of services for business owners to choose from, depending on their particular business needs. This will include; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising,  education.

We will focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. We will prefer to establish relationships with younger operations and continue to nurture those relationships over the long term.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception.  Our auditors have issued a going concern opinion regarding our ability to continue in business.  We will not be able to generate revenues until we solicit clients, which is dependent upon raising a minimum of $30,000 pursuant to this offering.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company does not believe that the company is a blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.   No officer, director, the company, any company promoters or their affiliates intend for the company to be used as a vehicle for a private company to become a reporting company.

The Company is becoming a reporting company in the belief that such reporting status will make it easier to raise funds under this offering and in the event that any future offerings become a possibility.

Our principal executive office is located at 2980 S. Rainbow Blvd. H-22, Las Vegas, NV 89146 and our telephone number is (702) 595-6955. We were formed under the laws of the State of Nevada on January 12, 2012

The terms "we," "us" and "our" as used in this prospectus refer to C. Wolters Consultants, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	Minimum Offering $30,000
Maximum Offering $105,000

Offering price per share:	$0.03 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior upon resolution by the board of Directors.

Net proceeds to us:	(net proceeds of $30,000 to $105,000) less offering expenses of $0

Person making the determination whether the offering conditions are satisfied:	Carl E. Wolters, our sole officer and director

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding Before the offering:	2,750,000 Shares.

Number of shares outstanding After the offering if all of the shares are sold:	6,250,000 of common stock

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from
January 12, 2012
(date of inception)
To December 31, 2012
(Unaudited)
Balance Sheet
Total Assets	$0
Total Liabilities	$10,000
Stockholders' Equity	$(10,000)

Period from
January 12, 2012
(date of inception)
To December 31, 2012
(Unaudited)
Income Statement
Revenue	$0
Total Expenses	$10,000
Net Income (Loss)	$(10,000)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to C. Wolters Consultants, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on January 12, 2012 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through March 31, 2012 is $10,000.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business.  We estimate that in the future, costs for legal and accounting at $8,000 per year.

Investors will experience immediate substantial dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of March 31, 2012, the net tangible book value of our shares of common stock was $(10,000) or approximately $(0.01) per share based upon 1,000,000 shares outstanding as of March 31, 2012.

Upon completion of this offering, the net tangible book value of the 6,250,000 shares to be outstanding, will be $95,000 or approximately $0.015. The net tangible book value of the shares held by our existing shareholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution of $0.015 per share.

Our lack of operating history makes evaluating our business difficult.

We have a no operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

•

develop and identify new clients in need of our services

•

attract, integrate, and motivate highly qualified professionals;

•

achieve and maintain adequate utilization and suitable billing rates for our revenue-generating professionals;

•

maintain and enhance our brand recognition; and

•

adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Our financial results could suffer if we are unable to achieve adequate utilization and suitable billing rates for our revenue-generating professionals.

Our profitability depends to a large extent on the utilization and billing rates of our professionals. Utilization of our professionals is affected by a number of factors, including:

•

the number and size of client engagements;

•

the timing of the commencement, completion and termination of engagements, which in many cases is unpredictable;

•

our ability to transition our professionals efficiently from completed engagements to new engagements;

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the hiring of additional professionals because there is generally a transition period for new professionals that results in a temporary drop in our utilization rate;

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unanticipated changes in the scope of client engagements;

•

our ability to forecast demand for our services and thereby maintain an appropriate level of consultants; and

•

conditions affecting the industries in which we practice as well as general economic conditions.

The billing rates of our professionals that we are able to charge are also affected by a number of factors, including:

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our clients’ perception of our ability to add value through our services;

•

the market demand for the services we provide;

•

introduction of new services by us or our competitors;

•

our competition and the pricing policies of our competitors; and

•

general economic conditions.

If we are unable to achieve adequate overall utilization as well as  increase the billing rates for our consultants, our financial results could materially suffer.

Additional hiring and business acquisitions could disrupt our operations, increase our costs or otherwise harm our business.

Our business strategy is dependent in part upon our ability to grow by by acquiring future complementary businesses. The inability to acquire such businesses may slow our growth and development of the business plan.  However, we may be unable to identify, acquire or successfully integrate future acquired businesses without substantial expense, delay or other operational or financial obstacles. Competition for future acquisition opportunities in our markets could increase the compensation we offer to potential employees or the prices we pay for businesses we wish to acquire. In addition, we may be unable to achieve the financial, operational and other benefits we anticipate from any  acquisition, including those we have completed so far.  Acquiring businesses could also involve a number of additional risks, including:

•

the diversion of management’s time, attention and resources from managing and marketing our company;

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the failure to retain key acquired personnel;

•

the adverse short-term effects on reported operating results from the amortization or write-off of acquired goodwill and other intangible assets,

•

potential impairment of future relationships with our clients, such as client satisfaction or performance problems, whether as a result of integration or management difficulties or otherwise;

•

the creation of conflicts of interest that require us to decline or resign from engagements that we otherwise could have accepted;

•

the potential need to raise significant amounts of capital to finance a transaction or the potential issuance of equity securities that could be dilutive to our existing stockholders;

•

increased costs to improve, coordinate or integrate managerial, operational, financial and administrative systems;

•

the usage of earn-outs based on the future performance of our business acquisitions may deter the acquired company from fully integrating into our existing business;

•

a decision not to fully integrate an acquired business may lead to the perception of inequalities if different groups of employees are eligible for different benefits and incentives or are subject to different policies and programs; and

•

difficulties in integrating diverse backgrounds and experiences of consultants, including if we experience a transition period for newly hired consultants that results in a temporary drop in our utilization rates or margins. If we fail to successfully address these risks, our ability to compete may be impaired.

The profitability of our fixed-fee engagements with clients may not meet our expectations if we underestimate the cost of these engagements.

When making proposals for fixed-fee engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment regarding the efficiencies of our methodologies and consultants as we plan to deploy them on engagements. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed-fee engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

Revenues from our performance-based engagements are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

From time to time, we will enter into engagement agreements under which our fees include a significant performance-based component. Performance-based fees are contingent on the achievement of specific measures, such as our clients meeting cost-saving or other contractually defined goals. The achievement of these contractually-defined goals is often impacted by factors outside of our control, such as the actions of our client or third parties. Because performance-based fees are contingent, revenues on such engagements, which are recognized when all revenue recognition criteria are met, are not certain and the timing of receipt is difficult to predict and may not occur evenly throughout the year.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop new service offerings or open new offices because of market opportunities or client demands. Developing new service offerings involves inherent risks, including:

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our inability to estimate demand for the new service offerings;

•

competition from more established market participants;

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a lack of market understanding; and

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unanticipated expenses to recruit and hire qualified consultants and to market our new service offerings.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Our intellectual property rights in our “C. Wolters Consultants, Inc.,” name are important, and any inability to use that name could negatively impact our ability to build brand identity.

We believe that establishing, maintaining and enhancing the “C. Wolters Consultants, Inc. ” name are important to our business. The Company owns no patents, trademarks, licenses or copyrights. There could be potential trade name or service mark infringement claims brought against us by the users of  similar names and marks and those users may have trade name or service mark rights that are senior to ours. If another company were to successfully challenge our right to use our name, or if we were unable to prevent a competitor from using a name that is similar to our name, our ability to build brand identity could be negatively impacted.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our information website. The information website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Mr. Carl E. Wolters will be devoting approximately 30 hours per week of his time to our operations. Because our sole officer and director will be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director do not have prior experience with online marketing, we may have to hire additional experienced personnel to assist us with our operations.  The company is dependent upon developing and hiring expertise in items such as online ads, email blasts and banners along with the tracking and analyzing of results. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Our Sole Officer and Director does not have prior experience in financial accounting.

Mr.Wolters has been a career accountant and entrepreneur. Mr. Wolters experience is as a tax accountant As such his experience in financial accounting as it pertains to the Securities Act of 1934 is limited.

Because our sole officer and director has minimal prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The company will need to file quarterly reports, annual reports and material change reports.   Our officer and director may not have the depth of accounting or legal expertise required for completion of these reports. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

At the moment, all financial transactions are recorded on QuickBooks to be turned over to appropriate auditors at the end of quarterly periods.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Wolters, our sole officer and director. If we lose the services or financial support of Mr. Wolters, we will cease operations. Presently, Mr. Wolters is committed to providing his time and financial resources to us. However, Mr. Wolters does engage in other activities and will devote a limited amount of time to our operations. Mr. Wolters intends to finance the company only through the completion of our public offering and if the Company fails to raise $30,000.00 in the offering the Company will not pursue the proposed business plan.

Risk Relating to our Industry

Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our revenue-generating employees and the quality of our services.

As a professional services firm, our ability to secure new engagements depends heavily upon our reputation and the individual reputations of our professionals. Any factor that diminishes our reputation or that of our employees, including not meeting client expectations or misconduct by our employees, could make it substantially more difficult for us to attract new engagements and clients. Similarly, because we may obtain many of our new engagements from former or current clients or from referrals by those clients or by law firms that we have worked with in the past, any client that questions the quality of our work or that of our consultants could impair our ability to secure additional new engagements and clients.

The consulting services industry is highly competitive, and we may not be able to compete effectively.

The consulting services industry in which we operate includes a large number of participants and is intensely competitive. We face competition from other business operations and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms and the internal professional resources of organizations. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations and financial consulting industries. Many of our competitors have a greater national and international presence, as well as have significantly greater personnel, financial, technical and marketing resources. In addition, these competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled professionals, the price at which others offer comparable services and our competitors’ responsiveness to their clients. If we are unable to compete successfully with our existing competitors or with any new competitors, our financial results will be adversely affected.

Our inability to hire and retain talented people in an industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

Our business involves the delivery of professional services and is highly labor-intensive. Our success depends largely on our general ability to attract, develop, motivate and retain highly skilled future consultants. The inability to attract, hire, develop, train and retain future skilled personnel could have a serious negative effect on us, including our ability to manage, staff and successfully complete our existing engagements and obtain new engagements. Qualified consultants are in great demand, and we face significant competition for both senior and junior consultants with the requisite credentials and experience. Our principal competition for talent will come from other consulting firms, accounting firms and technical and economic advisory firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we do. Therefore, we may not be successful in attracting professionals that are required to conduct and expand our future operations successfully. Increasing competition for these professionals may also significantly increase our labor costs, which could negatively affect our margins and results of operations.

Our engagements could result in professional liability, which could be very costly and hurt our reputation.

Our engagements may involve complex analyses and the exercise of professional judgment. As a result, we are subject to the risk of professional liability. If a client questions the quality of our work, the client could threaten or bring a lawsuit to recover damages or contest its obligation to pay our fees. Litigation alleging that we performed negligently or breached any other obligations to a client could expose us to significant legal liabilities and, regardless of outcome, is often very costly, could distract our management and could damage our reputation. We are not always able to include provisions in our engagement agreements that are designed to limit our exposure to legal claims relating to our services. Even if these limiting provisions are included in an engagement agreement, they may not protect us or may not be enforceable under some circumstances. In addition, we intend to carry professional liability insurance to cover many of these types of claims, but the policy limits and the breadth of coverage may be inadequate to cover any particular claim or all claims plus the cost of legal defense. For example, we intend to   provide services on engagements in which the impact on a client may substantially exceed the limits of our errors and omissions insurance coverage. If we are found to have professional liability with respect to work performed on such an engagement, we may not have sufficient insurance to cover the entire liability.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, our President and member of our Board of Directors beneficially own 54.54% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, he will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

	Maximum Offering	Minimum Offering

Gross Proceeds	$105,000	$30,000
Offering Expenses	$-0-	$-0-
Net Proceeds	$105,000	$30,000

The net proceeds will be used as follows:

Concept Development	$10,000	$1.000
Internet	$1,000	$1,000
Website Informational Marketing and advertising	$15000	$500
Marketing and Advertising	$10,000	$500
Travel	$5,000	$-
Legal, auditing and accounting	$8,000	$1,500
Website Development	$2,000	$1,500
Network Infrastructure	$2,500	$1,500
Transaction Processing Systems	$1,500	$1,500
Working Capital	$25,000	$1,000

No expenses of the offering will be paid from proceeds as Mr.Wolters has agreed to pay the offering expenses.

Upon completion of the offering, we intend to immediately initiate the development of our informational website. We intend to hire an outside web designer to assist us in designing and building our informational website and retaining a third party service provider to build our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable informational website, network infrastructure, and transaction and data processing system. The cost of developing the informational website is estimated to be $2,000, our network infrastructure is expected to cost $2,500 and the transaction processing systems $1,500.  In the event we are unable to spend the stated amounts on these items our growth will be slowed.

We estimate that our legal, auditing, and accounting fees to be $8,000 during the next 12 months.

We estimate the maximum proceeds from the offering will allow us to operate for 12 months. Carl E. Wolters, our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan. In the event only the minimum is raised, we estimate the proceeds will allow us to operate on a contracted basis for approximately 6 months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise money in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

Upon completion of this offering, the net tangible book value of the shares to be outstanding, will be $95,000 or approximately $0.015 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution of  $0.015 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 56%  of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $105,000, or $0.03 per share. Our existing shareholders will own approximately 44% of the total number of shares then outstanding, for which they will have made contributions of $25,000 in professional services and cash.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$(0.01)
Net tangible book value per share after offering	$0.015
Increase to present shareholders in net tangible book value per share after offering	$0.025
Number of shares outstanding before the offering	2,750,000
Percentage of ownership after offering assuming maximum number of shares are sold.	44%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.03
Dilution per share	$0.015
Capital contributions	$105,000
Number of shares after offering held by public investors	3,500,000
Percentage of ownership after offering	56%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.03 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. This account is not an escrow, trust or similar account. This offering may close upon reaching the minimum offering of $30,000.  If the minimum amount is not sold, all subscription funds received will be fully refunded.   Upon reaching the minimum, all funds will be available for immediate use by the Company.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Carl E. Wolters, our sole officer and director, will make the determination regarding the appropriateness of the investor and whether the subscriptions are accepted.  Each investor will be required to fill out an investor questionnaire to assist Mr. Wolters in determining the appropriateness of the investor.  There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Carl E. Wolters, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Wolters is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Wolters and existing shareholders. Mr. Wolters will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Wolters. Further, the shares will not be offered through any media or through investment meetings. Mr. Wolters will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA 's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to C. Wolters Consultants, Inc. and sent to 2980 S. Rainbow Blvd. H-22, Las Vegas, NV 89146.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Subscriptions will be placed in a separate bank account at Bank of America N.A.,

BUSINESS

Our Background

C. Wolters Consultants, Inc., was incorporated pursuant to the laws of the State of Nevada on January 12, 2012. ,

C. Wolters Consultants, Inc., is a start-up consulting firm which will focus on a limited set of services to early stage companies   W e intend to be able to offer a more balanced quality service than many of  our competitors.

The Company

The Company is currently a start up whose main business activity at this time is preparing the filing of a registration statement with the Securities and Exchange Commission and the subsequent raising of funds necessary to develop the company’s business plan. The Company intends to commence operations only after the development of an informational website and the development of that website is wholly contingent upon the success of the offering.  The Company has not contacted prospective clients and intends to do so only if and when the website is operational. The website traffic will be optimized by search engine optimization and Google advertising.   The more successful the offering the greater the advertising efforts.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of —

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Business Plan

We intend to offer a list of services for business owners to choose from, depending on their particular business needs. This includes; business and marketing plan preparation, financial search and procurement, IT consulting services, management development, human resources advising, Education.

We intend to have a focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. We  prefer to establish relationships with a younger operation and continue to nurture those relationships over the long term.

We have been established as a Nevada based Corporation with one principal, who owns 1,500,000 shares in the company

Mr. Wolters has many years experience as a CPA and an entrepreneur.  Mr. Wolters experience is mainly as a tax preparer and entrepreneur and he has consulted his clients on a wide range of business issues over the years.

Mr. Wolters is qualified to offer our services due to the below credentials:

1.  CPA certificate

2. Series 7 exam passed

3. Series 6 exam passed

4. Had insurance licenses for State of NV

5. Had Real Estate Brokers license state of CA

6.  General Secondary Teaching license state of CA

7.  Community college teaching license state of CA

8.  Driver training teaching license state of CA

8a. Administrator school license state of CA

9. BA degree in business administration-accounting

10. MA degree in business education

11. Employment by Bank of America in management training program

12. Taught high school for three years CA Business teacher of bookkeeping, typing, and general business; started and operated an on campus student store as part of bookkeeping II class

13. Taught community college accounting subjects and general business for 28 years in CA and NV Taught at Reno Business College NV all levels of accounting classes

14.  Employed by CA Firm in NV

15.  Self-employed as CPA

16. Owned real estate Company in CA with two offices in Napa, CA and Walnut Creek CA

17. President of Faculty Senate Merrit College one of three campus in the Peralta college district Oakland CA

18. Owned and managed own real estate investment properties in CA for six years.

19. Help develop first computer registration system for Peralta community college district  Coordinator of data process for peralta community college district.

20.  Faculty Senate President when Black Panthers occupied Merrit College.  We stopped them from burning down the campus by cooperating and listening to their problems.

21.  Helped develop Black studies and Asian studies program for the Perality Community college District

22.  Assistant controller for casino in Reno NV

The Market:

The business consulting industry is very fragmented. Several large multinational companies dominate the industry while many smaller (and often more specialized) firms occupy their market niches. Major management consulting companies, such as McKinsey, Bain, and Boston Consulting Group, have established their dominant position by providing services to the leading companies in various industries. Consulting practices of the major accounting firms (a.k.a. the Big Five) have established worldwide presence and sell their packaged services to companies of different sizes and industries. At the same time, numerous firms and individual business consultants prosper in the market niches that bigger players consider unprofitable to enter.

Start-up companies are the target market of this firm. We intend to stay on the pulse of new business activity nationwide .. Additionally, business contacts, referrals from among the group, and Internet marketing efforts will be made in pursuit of new clients. Start-up companies are attractive because owners often lack the broad range of knowledge and expertise required to launch a new business. There is a serious need in the marketplace, and certainly a significant demand for, these types of start-up consulting services.

Competitors in the forefront of the marketplace typically offer many of  our services. These services include information-based consulting, integration and management services. Services are designed  crease clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Consulting firms compete with regional and specialty consulting firms, as well as the consulting groups of international accounting forms such as KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP, Pricewaterhouse Coopers LLP, and Andersen Consulting. In its management and IT consulting services, We compete with information system vendors such as HBO & Company, Inc., Integrated Systems Solution Corporation, Electronic Data Systems Corporation, Perot Systems Corporation, SAIC, CAP Gemini America, Inc., and Computer Sciences Corporation. In e-commerce-related services, we will compete with the traditional competitors, as well as newer, Internet product and service companies such as Razorfish, Scient, TriZetto, and Viant.

Service Description:

We intend to offer a list of services for business owners to choose from, depending on their particular business needs.

Start-up services include business plan preparation, marketing plan preparation, and financing search and procurement. Ongoing services will include business plan updates, marketing plan updates, search and procurement of additional rounds of financing, management development, IT consulting services, e-commerce consulting services, operational advising, and human resources advising.

We intend to be flexible, working with our clients in the fashion preferred by the client, be it on-site, remotely, or a combination of both. We will typically work on a project in a team fashion to assist the client in all areas of the business simultaneously. This will allow for all parties involved being in sync in terms of understanding the interconnections of all functional areas of the business.

Market Analysis Summary:

We intend to focus on start-up businesses, preferably in the earlier stages of operation. Small and mid-sized businesses make up a sizable majority of U.S. and international markets. We prefer to establish  relationships with  younger operations and continue to nurture those relationships for a long term.

Competition and Buying Patterns:

Competitors in the forefront of the marketplace typically offer information-based consulting, integration and management services. Services are designed to increase clients' operations effectiveness through reduced cost, improved customer service, enhanced quality of current product lines and services, and a more rapid introduction of new products and services. Competitors also offer industry-specific expertise to objectively evaluate, select, develop, implement, and manage information systems, networks, and applications.

Consulting services are becoming more focused on technology-based solutions to help clients improve cost management, quality, service, and research and development to obtain differentiation and competitive advantage. E-strategy services are being provided to business and IT executives with education, insights, and strategies to utilize the power of the Internet to improve their performance. E-strategy services include executive visioning, business strategy, planning for E-business initiatives, user design, and intellectual capital formation. IT strategy consulting services are focusing on the use of IT to support business goals and to leverage the power of the Internet to transform the way products and services are distributed and retailed.

Strategic planning consulting services typically consist of strategic alignment (which includes IT strategic planning and governance, alignment of IT and process, and future focus and regulatory requirements), IT department operational excellence (which includes fiscal responsibility, infrastructure, IT department processes, data center operations, and IT human resources management), and IT value realization (which consists of performance measurement, business integration (people, process and technology), change management and application investment). Performance improvement services consist of process redesigning to reducing administrative costs, improving financial performance, engaging and retaining customers, and improving accountability and reporting.

Other commonly found services among competitors include long-term IT management expertise, as well as a wide range of management services including assessment/due diligence, program management, discrete outsourcing, and full IT outsourcing services.

Our Research and Development

We are not currently conducting any research and development activities.   , At present we do not intend to use any other people other than Mr. Wolters as a source for establishing our client base. We intend to rely on third party service providers to continue the development of concepts developed by us and assigned to our company.

Proprietary Rights

See risk factors section of this prospectus for discussion on the intellectual property issues we face in our business.  The Company currently owns no patents, trademarks, licenses or copyrights.

The concept of our intended plan is to provide business consulting services to future start up organizations. The intellectual property rights include business plan templates and design, business logo development, web site designs, and data bases of private financial lenders. Third party service providers are out sourced entities that will provide support in the development of future intellectual properties. For example, the company from time to time will need third party assistance with the following: graphic designer, web consultant, or a data based programmer to help with additional technological issues or assistance with the development of products outside the scope of the organization.

Employees

At present we have no employees other than our sole officer and director. We anticipate that we will not hire any full time employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our current sole officer and director, Carl E. Wolters.

Facilities

Our executive, administrative and operating offices are located at 2980 S. Rainbow Blvd. H-22, Las Vegas, NV 89146 . This is also the office of our sole officer and director, Carl Wolters. Mr. Wolters makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and/or loans from others. We must raise cash to implement our project and begin our operations.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise at least $30,000 in this offering, we believe we can satisfy our cash requirements during the next 6 months on a contracted operation.  If we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months for the operations described herein.

The company is licensed to do business in Nevada and does not anticipate any additional licensing needs.

Upon completion of our public offering, our specific goal is to market our informational website for new clients.

We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective which may be extended an additional 90 days. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we intend to establish relationships through our informational website. we will hire an outside web designer to begin development of our informational website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the company website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our informational website will take approximately two months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately three months. A detailed breakdown of the costs of developing our website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

No Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our client base, network infrastructure. We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on January 12, 2012 to Present

Since inception, we issued 1,500,000 shares of common stock to our sole officer and director for professional services and organizational costs.

In addition, we issued:

•

750,000 shares at $0.025 per share to Carol Ann Dechan *

•

250,000 shares at $00.25 to Allison Joyce Harvey *

•

250,000 shares of common stock to Statewide Secretarial Services, Inc. for services estimated at $6,250.

* the Company has not received payment for these shares.

Liquidity and Capital Resources

To meet our need for cash, we are attempting to raise money from this offering. This offering may close upon reaching the minimum offering of $30,000.  If the minimum amount is not sold, all subscription funds received will be fully refunded.   Upon reaching the minimum, all funds will be available for immediate use by the Company. If we raise $30,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations, we will stay in business. If we are unable to successfully attract customers to our  website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by our president, Mr. Wolters.

Pursuant thereto, if no funds are raised in our offering then Mr. Wolters has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Wolters or any other party for payment of expenses undertaken by Mr. Wolters on our behalf. If we do not raise at least $30,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise  $30,000 from this offering, we estimate it will last 6 months of  operations.  Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues.

On December 5,, 2011, we issued Carol Ann Dechan 750,000 shares of common stock @$.025 per share and issued Allison J. Harvey 250,000 shares of common stock @ $.025 per share. These shares were sold by a Private Placement Pre Incorporation Subscription Agreement.

On April 5, 2012, we issued Carl E. Wolters 1,500,000 shares of common stock for professional services.

On April 5, 2012, we issued Statewide Secretarial Services, Inc. 250,000 shares of common stock for professional services.

As of March 31, 2012, our total assets were $0 and our total liabilities were $10,000. As of March 31, 2012, we had cash of $0. Carl E. Wolters, our sole officer and director, is willing to provide us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Any liabilities to Mr. Wolters of money advanced by our former sole officer and director will not be repaid from the proceeds of this offering.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 26, 2013 regarding the number of shares of common stock of  C. Wolters Consultants, Inc., beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of  stock.

Name and Address of Beneficial Owner(1)(2)	Shares Before the Offering/Percent of Class	Shares After the Offering/ Percent of Class

Carl C.Wolters (1) (2)	1,500,000/54.5%	1,500,000/24%
2980 Rainbow Blvd. H22
Las Vegas, NV 89146

Carol Ann Dechan (2)	750,000/27.25%	750,000/12%
4322 Flaming Ridge Trail
Las Vegas, NV 89147

Allison J. Harvey	250,000/9.08%	250,000/4%
4322 Flaming Ridge Trail
Las Vegas, NV 89147

Statewide Secretarial Services, Inc.	250,000/9.08%	250,000/4%
2550 E. Desert Inn Rd. #224
Las Vegas, NV 89121

(1) All directors, named executive officers, and persons owning 5% or more of stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of C. Wolters Consultants, Inc.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Carl E. Wolters	65	President, Chief Executive Officer,
2980 S. Rainbow Blvd. H22		Chief Financial Officer,
Las Vegas, NV 89147		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Carl E. Wolters, CPA--President, Chief Executive Officer, Chief Financial Officer Secretary, and Sole Director.

CARL E. WOLTERS

Business experience of Mr. Wolters for the past five years:

Carl E. Wolters, CPA, is the company’s President, Treasurer and Director.

B.A Humbolt State University, Arcata, California

Major: Accounting and Economics

M.A. San Jose State University, San Jose, California

Major: Business Education, Business Management and Economics.

Professor of Accounting, Merritt College, Oakland, California 1965 to 1984

Real Estate Broker 1972 to 1984

Private Practice as a Certified Public Accountant 1984 to Present

General Accounting Practice 1989 to Present

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Wolters plans on devoting approximately 30 hours per week to C. Wolters Consultants, Inc. The only conflict that exists is Mr. Wolters’ devotion of time to other projects. Mr. Wolters’ current work interests, noted above, are not competitors of the Company since the purpose of these other activities will not conflict with our company’s business.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on January 12, 2012 , to present, our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/	LTIP Payouts	Other Annual Compensation
Principle Position	Years	($)	($)	$	($)	SARs (#)	($)	($)

Carl E, Wolters, President Secretary, Treasurer and Director	2012	0	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements. As a result of this offering the Company will become a public company with disclosure obligations under Section 15(d) of the Exchange Act.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F. St. N.E., Washington D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 2,750,000 shares of common stock outstanding which are restricted securities that may in the future become eligible to be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. These shares are being registered in this registration.. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.  Upon effectiveness of this registration, such shares will no longer be covered by Rule 144 other than as it may relate to Affiliate sales limitations.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 75,000,000 shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 2,750,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.  Because the Company is considered a “shell” company, Rule 144 will not be available for re-sales until 1 year from the date the company files Form 10 information.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of C. Wolters Consultants, Inc, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

 No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

Action Stock Transfer, Salt Lake City, Utah is our transfer agent.

Shares Eligible for Future Sale

The Securities offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.  Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules. Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions. Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our executive, administrative and operating offices are located at Mr. Wolters' office. Mr. Wolters provides space for the company's operations at no charge. There is no written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Present included in this prospectus have been audited by Sam Kan & Associates,  as set forth in their report included in this prospectus.

Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

C. WOLTERS CONSULTANTS, INC.

FINANCIAL STATEMENTS

For the Period from January 12, 2012 (Inception) to March 31, 2012

TABLE OF CONTENTS

C. WOLTERS CONSULTANTS, INC.

FINANCIAL STATEMENTS

For the Period from January 12, 2012 (Inception) to March 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of C.Wolters Consultants Inc.

We have audited the accompanying balance sheet of C. Wolters Consultants Inc. (the “Company”) a development stage company, as of March 31, 2012, and the related statements of income, stockholders’ equity, and cash flows for the period from January 12, 2012 (inception) to March 31, 2012. C. Wolters Consultants Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C. Wolters Consultants Inc. as of March 31, 2012, and the results of its operations and its cash flows for the period ended March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company

July 24, 2012

Alameda, California

C. WOLTERS CONSULTANTS, INC.
(A Development Stage Company)
BALANCE SHEET

March 31,
2012 $
ASSETS
Current assets
Cash and cash equivalents	-
Total current assets	-

Total assets	-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Advanced from shareholders	10,000
Total current liabilities	10,000

Total liabilities	10,000

Stockholders' deficit
Subscription receivables	(25,000)
Common stock, $.001 par value; 75,000,000 shares authorized, 1,000,000 shares issued and outstanding as of March 31, 2012	1,000
Additional paid-in capital	24,000
Accumulated deficit	(10,000)
Total stockholders' deficit	(10,000)

Total liabilities and stockholders' deficit	-

See accompanying notes to condensed consolidated financial statements

C. WOLTERS CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

Period From January 12, 2012 (Inception) To March 31, 2012 $

Revenues	-

Operating Expenses
Professional Fees	9,500
General and administrative	500
Total operating expenses	10,000

Income from operations	(10,000)

Other income / (expense)	-

Loss before income taxes	(10,000)

Provision for income taxes	-

Net loss	(10,000)

Net income per share of common stock:
Basic	-

Weighted average number of shares outstanding	1,000,000

See accompanying notes to condensed consolidated financial statements

C. WOLTERS CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
Cumulative from January 12, 2012 (Inception) to March 31, 2012

	Common Stock		Subscription	Additional Paid in Capital $	Accumulated Deficit $	Total $
	Shares	Amount $	Receivable $
Balance, January 12, 2012 (Inception)	-	-	-	-	-	-

Common stock issued for cash	1,000,000	1,000	(25,000)	24,000	-	-
Net loss, period ended March 31, 2012	-	-	-	-	(10,000)	(10,000)

Balance, March 31, 2012	1,000,000	1,000	(25,000)	24,000	(10,000)	(10,000)

See accompanying notes to financial statements.

C. WOLTERS CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

Period From January 12, 2012 (Inception) To March 31, 2012 $
Cash flows from operating activities
Net Income	(10,000)
Net cash used by operating activities	(10,000)

Cash flows from investing activities	-

Cash flows from financing activities
Common stock issued for cash	25,000
Subscription receivable	(25,000)
Advance from shareholder	10,000
Net cash provided by financing activities	10,000

Net change in cash and cash equivalent	-

Cash and cash equivalent at the beginning of period	-

Cash and cash equivalent at the end of period	-

See accompanying notes to condensed consolidated financial statements

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of C. Wolters Consultants, Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company's financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of American and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, Development Stage Entities.

The Company was incorporated in the State of Nevada on Jan 12, 212. The company’s administrative office is located at 2980 S. Rainbow Blvd.., H-22, Las Vegas, NV 89146 and its fiscal year end is March 31. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was established as a consulting business.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of March 31, 2012, the Company does not carry any cash or cash equivalents.

Accounts Receivable

Accounts receivable, if any, is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations. As of March 31, 2012, the Company does not carry any account receivable.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2012

Depreciation is computed over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives

Furniture and fixtures	5 years
Machinery and equipment	5 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. During the period ended March 31, 2012, the Company did not acquire any fixed assets.

Revenue Recognition

Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. The Company did not generate any revenue during the period ended March 31, 2012.

Income Tax

We are subject to state and federal income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, Income Taxes, we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of March 31, 2012.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of March 31, 2012, the Company has liabilities in payables. Management believes that they are being presented at their fair market value.

C.WOLTERS CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

Basic and Diluted Earnings Per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended March 31, 2012.

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended March 31, 2012
Numerator:
Net income (loss) available to common shareholders	$(10,000)
Denominator:
Weighted average shares - basic	1,000,000
Net income (loss) per share – basic and diluted	$(0.00)

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $.001. As of March 31, 2012, 1,000,000 shares of common stock have been issued and outstanding.

Subscription Receivable

Stock subscriptions receivable is set up for the full amount expected, with an offset to common stock subscription account and the additional paid-in capital account until the funds for the shares’ purchase are fully collected. The Company has a $25,000 stock subscriptions receivable as of March 31, 2012.

C.WOLTERS CONSULTANTS, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2012

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”). This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This amendment will be effective for the Company on January 12, 2012. Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 4 – ADVANCE FROM SHAREHOLDER – RELATED PARTY

On January 12, 2012, the Company received an advance from its sole officer, Carl Wolter, in the amount of $10,000 for the funding of operations. This advance is non-interest bearing and is due upon demand.

NOTE 5 – CAPITAL STOCK

On January 12, 2012, the Company issued 750,000 of its common stock to Carol Ann Dechan and 250,000 shares to Allison J. Harvey in exchange for $25,000. These shares were issued with a par value of $.001 and an issued price of $0.025. The Company has not collected the fund as of March 31, 2012. Therefore a subscription receivable in the same amount was recorded.

NOTE 6 – INCOME TAX

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation  allowance when, in the opinion of management,  it is more likely than not that some  portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2012

Net deferred tax assets consist of the following components as of March 31, 2012:

2012
Deferred tax assets:
NOL carryover	$3,900
Valuation allowance	(3,900)
Net deferred tax asset	$-

As of March 31, 2012, the Company had net operating loss carryforwards of $3,900 that may be offset against future taxable income through 2032. No tax benefit has been reported in the March 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2012 through the date of this filing in accordance with FASB ASC 855, Subsequent Events. The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

C. WOLTERS CONSULTANTS, INC.

(A Development Stage Company)

BALANCE SHEET

unaudited

	September 30,	March 31,
	2012	2012

ASSETS
Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	-	-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities
Advanced from shareholders	$10,000	$10,000
Total Current Liabilities	10,000	10,000

Total Liabilities	10,000	10,000

Stockholders’ Deficit
Subscriptions receivables	(25,000)	(25,000)
Common stock, $.001 par value, 75,000 shares Authorized, 1,000,000 shares issued and outstanding As of March 31, 2012 and June 30, 2012	1,000	1,000
Additional paid-in capital	24,000	24,000
Accumulated deficit	(10,000)	(10,000)
Total stockholders’ deficit	(10,000)	(10,000)

Total liabilities and stockholders’ deficit	$-	$-

C. WOLTERS CONSULTANTS, INC

(A Development Stage Company)

STATEMENT OF OPERATIONS

unaudited

	Nine Month Period Ended September30, 2012	Period From January 12, 2012 (Inception) To September 30, 2012

Revenues	$-	$-

Operating Expenses
Professional Fees	9,500	9,500
General and administrative	500	500
Total Operating Expenses	10,000	10,000

Income from operations	(10,000)	(10,000)

Other income/ (expenses)	-	-

Loss before income taxes	(10,000)	(10,000)

Provision for income taxes	-	-

Net loss	$(10,000)	$(10,000)

Net income per share of common stock:
Basic	-	-

Weighted average number of shares outstanding	1,000,000	1,000,000

C. WOLTERS CONSULTANTS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

unaudited

	Nine Month Period ended September 30, 2012	Period From January 12, 2012 (Inception) To September30, 2012

Cash flows from operating activities
Net Income	$(10,000)	$(10,000)
Net cash used by operating activities	(10,000)	(10,000)

Cash flows from investing activities	-	-
Cash flows from financing activities
Common Stock	25,000	25,000
Subscription receivable	(25,000)	(25,000)
Advance from shareholder	10,000	10,000
Net cash provided by financing activities	10,000	10,000

Net change in cash and cash equivalent	-	-

Cash and cash equivalent at the beginning of period	-	-

Cash and cash equivalent at the end of period	$-	$-

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of C. Wolters Consultants, Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company's financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of American and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, Development Stage Entities ..

The Company was incorporated in the State of Nevada on Jan 12, 212. The company’s administrative office is located at 2980 S. Rainbow Blvd.., H-22, Las Vegas, NV 89146 and its fiscal year end is March 31. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was established as a consulting business.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2012, the Company does not carry any cash or cash equivalents.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Accounts Receivable

Accounts receivable, if any, is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations. As of June 30, 2012, the Company does not carry any account receivable.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Furniture and fixtures	5 years
Machinery and equipment	5 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. During the period ended March 31, 2012, the Company did not acquire any fixed assets.

Revenue Recognition

Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. The Company did not generate any revenue during the period ended December 31, 2012.

Income Tax

We are subject to state and federal income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, Income Taxes, we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments , requires   disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company does not have financial assets as an investment carried at fair value on a recurring basis as of June 30, 2012.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of June 30, 2012, the Company has liabilities in payables. Management believes that they are being presented at their fair market value.

Basic and Diluted Earnings Per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share , requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended  December 31,  2012.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended December 31, , 2012
Numerator:
Net income (loss) available to common shareholders	$(10,000)
Denominator:
Weighted average shares - basic	1,000,000
Net income (loss) per share – basic and diluted	$(0.00)

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $.001. As of December 31, , 2012, 1,000,000 shares of common stock have been issued and outstanding.

Subscription Receivable

Stock subscriptions receivable is set up for the full amount expected, with an offset to common stock subscription account and the additional paid-in capital account until the funds for the shares’ purchase are fully collected. The Company has a $25,000 stock subscriptions receivable as of December 31, 2012.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”). This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This amendment will be effective for the Company on January 12, 2012. Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 4 – ADVANCE FROM SHAREHOLDER – RELATED PARTY

On January 12, 2012, the Company received an advance from its sole officer, Carl Wolter, in the amount of $10,000 for the funding of operations. This advance is non-interest bearing and is due upon demand.

NOTE 5 – CAPITAL STOCK

On January 12, 2012, the Company issued 750,000 of its common stock to Carol Ann Dechan and 250,000 shares to Allison J. Harvey in exchange for $25,000. These shares were issued with a par value of $.001 and an issued price of $0.025. The Company has not collected the fund as of December 31, 2012. Therefore a subscription receivable in the same amount was recorded.

C.WOLTERS CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

NOTE 6 – INCOME TAX

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation  allowance when, in the opinion of management,  it is more likely than not that some  portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Net deferred tax assets consist of the following components as of December 31, 2012:

2012
Deferred tax assets:
NOL carryover	$3,900
Valuation allowance	(3,900)
Net deferred tax asset	$-

As of December 31, 2012, the Company had net operating loss carryforwards of $3,900 that may be offset against future taxable income through 2032. No tax benefit has been reported in the December 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2012 through the date of this filing in accordance with FASB ASC 855, Subsequent Events .. The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$-
Transfer Agent Fees	$-
TOTAL	$-

RECENT SALES OF UNREGISTERED SECURITIES.

C. Wolters Consultants, Inc.,  issued  a total of 1,750,000 restricted shares of common stock to Carl E. Wolters and Statewide Secretarial Services, Inc., for professional services under an exemption contained in Section 4(2) of the Securities Act of 1933. At the time of the issuance, they had fair access to and was in possession of all available material information about our company.  This issuance involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to these shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. In addition, we issued:

•

750,000 shares at $0.025 per share to Carol Ann Dechan*

•

250,000 shares at $00.25 to Allison Joyce Harvey*

* the Company has not received payment for these shares.

EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Formation of C. Wolters Consultants, Inc.
3.2	Bylaws of C. Wolters Consultants, Inc.
5.1	Opinion of Abby Ertz, Esq.—Consent of Abby Ertz, Esq.
23.1	Consent of Sam Kan & Associates
99.1	Form of subscription agreement for Common Stock.

II-1

UNDERTAKINGS.

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on February 26, 2013.

C. Wolters Consultants, Inc.

By:   /s/ Carl E. Wolters

Carl E. Wolters

President, Secretary, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on February 26, 2013.

Signature	Title

/s/ Carl E. Wolters	President, Secretary, Treasurer, and Director, Chief Executive Officer,
Carl E. Wolters	Chief Financial Officer and Chief Accounting Officer

II-3